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Exhibit 10.36

SECURITY AGREEMENT

        THIS SECURITY AGREEMENT (the "Security Agreement") is effective as of May 6, 2002, by and between EXCELERATE TECHNOLOGIES, LLC, a Massachusetts limited liability company with a principal place of business at 70 Walnut Street, Wellesley, Massachusetts ("Debtor"), and AUGUST TECHNOLOGY CORPORATION, a Minnesota corporation with a principal place of business at 4900 West 78th Street, Bloomington, Minnesota 55435 (the "Secured Party").

RECITALS

A. Secured Party loaned to Debtor Five Hundred Thousand U.S. Dollars ($500,000 and hereafter the "Amount") on May 6, 2002 per the terms of the Convertible Promissory Note of May 6, 2002 (the "Transaction"). The Transaction set forth that Debtor promised to pay the Amount back with interest under a Delayed Conversion as defined in the Transaction by the Maturity Date as also defined in the Transaction.

B. In conjunction with the Transaction, the Debtor agreed to provide collateral for the loan using certain software defined herein (the "Collateral") for the benefit of the Secured Party. Thus, the Debtor's obligations under the Transaction are to be secured by a security interest in the Collateral. This Security Agreement is intended to meet said requirement.

        NOW THEREFORE, based upon the foregoing premises, and in consideration of the covenants and agreements herein contained, Debtor and Secured Party hereby agree as follows:

1.    Creation and Perfection of Security Interest.

        (a.)  The Collateral is defined as the following software: Metrology Data Viewer (also known as MDV).

        (b.)  As security for due performance and payment in full by Debtor of the Transaction (the "Obligations"), Debtor hereby grants to Secured Party a security interest in the Collateral.

        (c.)  The security interest created herein shall attach to the Collateral immediately upon the effective date hereof.

        (d.)  The security interest created herein may be perfected by any appropriate method requested by Secured Party.

2.    No Transfer, Further Encumbering, Etc.    Secured Party agrees that the rights granted to Secured Party hereunder are personal to Secured Party, and unless and until a Default (as defined in Section 6 below) occurs hereunder, Secured Party may not directly or indirectly sell, assign, transfer, convey or encumber the Collateral, or any part thereof or interest therein, or any of its rights hereunder, or permit any such action to be taken, by operation of law or otherwise without the prior written consent of the Debtor.

3.    Continuous Security Interest.    Debtor agrees that until Debtor has paid in full all obligations of Debtor under the Transaction, or until termination of this Security Agreement by the Secured Party, all rights, powers and remedies granted to the Secured Party hereunder shall continue to and may be exercised by Secured Party at any time, and from time to time, as long as the Security Interest is still in effect.

4.    Taxes, Charges and Liens.    Debtor agrees to pay any and all taxes, charges, liens and assessment, if any, against the Collateral, arising from and after the date hereof and upon the failure of Debtor to do so, Secured Party in its discretion may pay any of such taxes, charges, liens and assessments. Amounts so paid, together with interest thereon at the greater of 10% per annum or the maximum rate permitted by law, shall be a further lien upon the Collateral, and shall be secured by this Security Agreement.

5.    Right to Create Security Interest.    Debtor hereby represents and warrants to Secured Party that on and as of the effective date of this Security Agreement, Debtor has the absolute right and authority to enter into this Security Agreement and to hereby create in favor of Secured Party a valid and binding first priority security interest in the Collateral, subject to no prior liens, charges, encumbrances or right of any other person or entity.

6.    Remedies Upon Default.    In the event of any material default by Debtor regarding Debtor's obligations to Secured Party under the Transaction, the Secured Party may exercise all of the rights and remedies of a secured party under the Minnesota Uniform Commercial Code and, in addition, the Secured Party may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (a) apply the cash, if any, then held by it as Collateral to all outstanding obligations of Debtor to Secured Party, and (b) if there shall be no such cash or if such cash shall be insufficient to pay all of the Obligations in full, sell the Collateral, or any part thereof, at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Secured Party may deem satisfactory. The Secured Party may require the Debtor to assemble all or any part of the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party, which is reasonably convenient to the Debtor, and the Secured Party. The Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale) and thereafter hold same, absolutely free from any right or claim of whatsoever kind. Upon any such sale, the Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of the Debtor. To the extent permitted by law, the Debtor hereby specifically waives all rights of redemption, stay or appraisal, which it has or may have under any rule of law or statute now existing or hereafter adopted. Any such public sale shall by held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix in the notice of such sale. At any such sale, the Collateral may e sold in one lot as an entirety or in separate parcels, as the Secured Party may determine. The Secured Party shall not be obligated to make such sale pursuant to any such notice. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which that same may be adjourned. In case of any sale of all or any part of the Collateral on credit or future delivery, the Collateral so sold may be retained by the Secured Party until the selling price is paid by the purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon it, it may proceed by a suit or suits at law on in equity to foreclose the security interest granted hereunder and sell the Collateral, or any portion thereof, under a judgment or decree of a court of competent jurisdiction.

7.    Termination.    This Security Agreement shall automatically terminate upon due performance in full of all of the Debtor's obligations under the Transaction, at which time the Collateral shall be fully released from the security interest created hereby, and any and all assignments and other instruments delivered to Secured Party hereunder shall automatically expire and terminate. In such event, Secured Party shall promptly execute and deliver to Debtor a written release and cancellation hereof, and take any and all additional action reasonably requested by Debtor to restore full ownership of the Collateral in the Debtor, free and clear of any lien or encumbrance in favor of Secured Party.

8.    Successors and Assigns.    This Security Agreement shall inure to the benefit of and be binding upon the successors and assigns of Debtor and Secured Party.

9.    No Waiver.    Any forbearance or failure to exercise any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof.

10.    Entire Agreement.    This Security Agreement constitutes the entire and final agreement of the parties respecting the subject matter herein, and this Security Agreement shall not be modified except by a written instrument signed by the parties hereto.

11.    Further Assurances.    Debtor agrees to take any and all additional action deemed reasonably necessary to cause the creation, attachment and perfection of the security interest created hereunder.

12.    Governing Law.    This Security Agreement shall be construed in accordance with and governed by the laws of the State of Minnesota.

        IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement the date and year first above written.

DEBTOR:
EXCELERATE TECHNOLOGIES, LLC.
By:	Baljit Singh Its: President
SECURED PARTY: AUGUST TECHNOLOGY CORPORATION
By:	John M. Vasuta Its: V.P Intellectual Property, General Counsel

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  Exhibit 10.36
SECURITY AGREEMENT
RECITALS